Exhibit 10.4

ROOT9B HOLDINGS, INC.

WAIVER OF FINANCIAL COVENANTS

Effective May 1, 2017

Whereas, root9B Holdings, Inc. (the “Company”) has issued to the undersigned Holder a secured convertible promissory note (the “Note”) pursuant the Securities Purchase Agreement, dated as of September 9, 2016, by and among the Company and the Purchasers identified therein;

Whereas, Section 4(i) of the Note requires that the Company, excluding IPSA International, Inc., the Company’s wholly-owned subsidiary (“IPSA”), maintain a positive Working Capital (as defined in the Note) of at least $1.00 for each month end;

Whereas, Section 4(j) of the Note request that the Company, excluding IPSA, maintain sufficient cash on hand equal to or greater than the largest salary payroll paid during the preceding 90 days (after April 30, 2017 and as adjusted for reductions in work force); and

Whereas, Section 11 of the Note requires the consent of the Holder to waive the Company’s compliance with respect to any covenant contained in the Note;

Now, therefore, the undersigned Holder does hereby waive the Company’s convent to comply with Sections 4(i) and 4(j) of the Note through July 31, 2017.

[Signature page follows.]

This Waiver of Financial Covenants shall be effective as of the date first set forth above. This Waiver of Financial Covenants may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one action. Any copy, facsimile or other reliable reproduction of this action may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction be a complete reproduction of the entire original writing.

Holder: [●] By: _______________________________ Name: _____________________________ Its: ________________________________